UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 16, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

◻Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

◻Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2016, Glu Mobile Inc. (“Glu”) and Kimsaprincess, Inc. (“KAP”), Kim Kardashian West’s corporation, entered into Amendment No. 3 (the “Amendment”) to their existing License Agreement dated as of November 5, 2013, as amended by that certain Amendment No. 1 dated June 13, 2014 and that certain Amendment No. 2 dated September 2, 2014 (the “Agreement”).

Pursuant to the Amendment, Glu and KAP agreed to extend the term of the Agreement (the “Term”) by an additional year such that the Term is now scheduled to end on June 30, 2020. During the Term, Glu may elect to develop additional games (each, a “Game”) featuring Ms. Kardashian West in addition to continuing to develop updates for Glu’s existing Game, Kim Kardashian Hollywood. Once the Term ends, Glu is permitted to continue selling the Games it developed during the Term during a sell off period of 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: September 22, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel